SCHEDULE A

Transactions in Shares of Common Stock in the last 60 days

Nature of the Transaction	Amount of Shares Purchased/(Sold)	Price Per Share ($)	Date of Purchase/Sale

Penny Sanford

Gift of Common Stock	(135,750)	0.00	07/02/2024[1]

Glenn Sanford

Change in Beneficial Ownership[2]	(15,000)	NA	NA
Sale of Common Stock	(25,000)	11.0249[3]	02/18/2025
Sale of Common Stock	(25,000)	10.9631[4]	02/10/2025
Sale of Common Stock	(25,000)	10.9363[5]	02/03/2025
Sale of Common Stock	(25,000)	11.5944[6]	01/28/2025
Sale of Common Stock	(25,000)	11.4362	01/21/2025
Sale of Common Stock	(25,000)	10.7425[8]	01/13/2025
Sale of Common Stock	(25,000)	11.5177[9]	01/06/2025
Sale of Common Stock	(36,630)	11.9713[10]	12/26/2024
Gift of Common Stock	(7,000)	0.00	10/09/2024[1]
Gift of Common Stock	(9,050)	0.00	07/02/2024[1]
Gift of Common Stock	(38,000)	0.00	12/26/2023[1]

1 As reported on 02/03/2025.

2 Mr. Sanford’s amount of securities beneficially owned was reduced by 15,000 shares on 02/18/2025 as the result of a reconciliation to the reporting person's account records.

3 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.795 to $11.24, inclusive. The reporting person undertakes to provide to eXp World Holdings, Inc. (the “Issuer”), any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in this footnote.

4 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.86 to $11.08, inclusive. The reporting person undertakes to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in this footnote.

5 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.83 to $11.24, inclusive. The reporting person undertakes to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in this footnote.

6 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.18 to $11.87, inclusive. The reporting person undertakes to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in this footnote.

7 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.22 to $11.63, inclusive. The reporting person undertakes to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in this footnote.

8 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.61 to $10.88, inclusive. The reporting person undertakes to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in this footnote.

9 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.35 to $11.70, inclusive. The reporting person undertakes to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in this footnote.

10 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.67 to $12.07, inclusive. The reporting person undertakes to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in this footnote.